                                                                 EXHIBIT (c)(4)

                             AMENDMENT NO. 2 TO
                            AMENDED AND RESTATED
                           STOCKHOLDERS' AGREEMENT


     Amendment No. 2, dated as of March 30, 1993, to the Amended and Restated Stockholders' Agreement, dated as of April 10, 1992, as amended by Amendment No. 1 to the Amended and Restated Stockholders' Agreement, dated as of November 10, 1992 (the "Agreement"), among Envirotest Systems Corp., a Delaware corporation (the "Company"), and the parties listed on the signature pages thereto. Unless otherwise defined herein, all terms used herein shall have the meaning ascribed to them in the Agreement.

     WHEREAS, the parties to the Agreement desire to amend the Agreement to accelerate by one year the date on which a Demand Registration, a Bank Demand Registration and a New Investor Demand Registration may first be requested under the Agreement.

     NOW THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. AMENDMENT OF SECTION 6(a)(viii) OF THE AGREEMENT. Clause (viii) of
Section 6 (a) of the Agreement is hereby deleted in its entirety and replaced by the following:

     "(viii) "Warrant Registration Event" shall mean the earlier to occur of
     (A) the date on which the Company first becomes subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (B) the date on which the Company shall have failed to purchase all of the Warrants and/or Warrant Shares set forth in a Put Notice pursuant to, and in accordance with,
     Section 9 of the Warrant Agreement; PROVIDED that no Warrant Registration event described in clause (B) above shall be deemed to have occurred prior to the third anniversary of the date hereof."

     2. AMENDMENT OF SECTION 6(b)(i) OF THE AGREEMENT. Clause (i) of Section 6(b) of the Agreement is hereby deleted in its entirety and replaced by the following:

     "(i) Upon the written request of one or more Holders holding in the aggregate at least 50% of the Registrable Securities (the "Initiating Holders") requesting that the Company effect the registration of such Initiating Holders' Registrable Securities under the Securities Act (which request shall specify the Registrable Securities so requested to be registered, the proposed amounts thereof and the intended method of disposition), the Company shall promptly give written notice of such requested registration to all Holders and, as expeditiously as reasonably possible, use its best efforts to effect the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request. The Company shall not be obligated to effect any registration pursuant to this
     Section 6(b)(i) (A) before April 10, 1995, (B) during the 90 day period commencing on the effective date of an underwritten primary offering of the Company's equity securities (or such longer period reasonably required by the managing underwriter(s) of such offering), or (C) after the Company has effected one such registration pursuant to this Section 6(b)(i)."

     3. AMENDMENT OF SECTION 6(b)(iii) OF THE AGREEMENT. Clause (iii) of
Section 6(b) of the Agreement is hereby deleted in its entirety and replaced by the following:

     "(iii) At any time after April 10, 1994, upon the request of one or more Holders holding in the aggregate at least 51% of the New Investor Shares that constitute Registrable Securities requesting that the Company effect the registration of such Holders' Registrable Securities under the Securities Act (which request shall specify the Registrable Securities so requested to be registered, the proposed amounts thereof and the intended method of disposition), the Company shall as expeditiously as reasonably possible, use its best efforts to effect the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request (a "New Investor Demand Registration"). The Company shall not be obligated to effect (A) more than one registration pursuant to this
     Section 6(b)(iii) before April 10, 1995, or (B) more than a total of two registrations pursuant to this Section 6(b)(iii).

     4. EFFECTIVE DATE OF AMENDMENT. This Amendment No. 2 shall become effective upon the consummation of the initial public offering of the Company's Class A Common Stock, par value $.01 per share; PROVIDED, HOWEVER, that this Amendment No. 2 shall be of no force and effect if such offering is not consummated on or prior to June 1, 1993.

     5. MISCELLANEOUS.

        (a) This Amendment shall be deemed part of the Agreement for any and all purposes. The Agreement, except to the extent amended hereby, is in all respects hereby ratified and confirmed and shall be and remain in full force and effect without change.

        (b) This Amendment may be executed in any number of counterparts, each of which shall be and shall be taken to be an original, and all such counterparts shall be taken together constitute one and the same instrument.

        (c) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first written above.

                                       ENVIROTEST SYSTEMS CORP.

                                       BY:  /s/ Chester C. Davenport
                                          ------------------------------------
                                            Name:  Chester C. Davenport
                                            Title: Chairman of the Board

                                       GEORGETOWN PARTNERS LIMITED
                                       PARTNERSHIP

                                       By:  DHE PARTNERS, its general
                                            partner

                                            By:  ROCKSPRING MANAGEMENT,
                                                 its general partner

                                                 By:  /s/ Chester C. Davenport
                                                    --------------------------
                                                     Name:  Chester C. Davenport
                                                     Title: President

                                       APOLLO INVESTMENT FUND, L.P.

                                       By:  APOLLO ADVISORS, L.P.
                                            its general partner

                                            By:  APOLLO CAPITAL MANAGEMENT,
                                                 INC., its general partner

                                                 By:  /s/ [Illegible]
                                                    --------------------------
                                                      Name:  [Illegible]
                                                      Title: Vice-President

                                       CHEMICAL EQUITY ASSOCIATES,
                                       A California Limited Partnership

                                            By:  CHEMICAL VENTURE PARTNERS,
                                                 its general partner

                                                 By:  /s/ Arnold L. Chavkin
                                                    --------------------------
                                                      Name:  Arnold L. Chavkin
                                                      Title: General Partner

                                       HANSEATIC CORPORATION

                                       By:  /s/ Paul Bidderman
                                          ----------------------------------
                                            Name:  Paul Bidderman
                                            Title:  Treasurer

                                       KANE PARTNERS, L.P.

                                       By:  KPGP Corporation,
                                            its general partner

                                            By:    /s/ Richard L. Gelfond
                                               -----------------------------
                                                 Name:  Richard L. Gelfond
                                                 Title:  Vice President

                                       TSG VENTURES INC.

                                       By:    /s/ Cleveland Christophe
                                          -------------------------------
                                            Name:  Cleveland Christophe
                                            Title:  Principal

                                       AMOCO VENTURE CAPITAL COMPANY

                                       By:  /s/ Wally Lennox
                                          -------------------------------
                                            Name:  Wally Lennox
                                            Title: President

                                       UNC VENTURES II, L.P.

                                       By:  /s/ Edward Dugger III
                                          -------------------------------
                                            Name:  Edward Dugger III
                                            Title: General Partner

                                       UNC VENTURES, INC.

                                       By:  /s/ Edward Dugger III
                                          -------------------------------
                                            Name:  Edward Dugger III
                                            Title: President

                                       MESBIC VENTURES, INC.

                                       By:  /s/ Thomas G. Gerron
                                          -------------------------------
                                            Name:  Thomas G. Gerron
                                            Title: Sr. VP/CFO

                                         /s/ George J. Singleton
                                       -------------------------------
                                       George J. Singleton


                                       -------------------------------
                                       Marilyn Barkan


                                         /s/ Rodney Boorse
                                       -------------------------------
                                       Rodney Boorse


                                       -------------------------------
                                       Paul S. Cherepinsky


                                       -------------------------------
                                       Nicholas Dow


                                         /s/ Martin J. Mcfarland
                                       -------------------------------
                                       Martin J. McFarland

                                       -------------------------------
                                       Stephen J. Peterson

                                         /s/ Daniel P. Walter
                                       -------------------------------
                                       Daniel Walter

                                         /s/ Jack Hesse  3/27/93
                                       -------------------------------
                                       Jack Hesse

                                         /s/ Ronald M. Lancaster
                                       -------------------------------
                                       Ronald M. Lancaster

                                       -------------------------------
                                       Monty M. Montgomery

                                         /s/ John R. Wallauch
                                       -------------------------------
                                       John R. Wallauch

                                         /s/ Lawrence H. Taylor
                                       -------------------------------
                                       Lawrence H. Taylor


                                       -------------------------------
                                       James R. Brandenburg


                                       -------------------------------
                                       Dennis C. Palmer

                                         /s/ Rajandra G. Modi
                                       -------------------------------
                                       Rajandra G. Modi